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                                                              EXHIBIT 5(c)(i)(G)













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AMERICAN
     GENERAL
     Financial Group

     American General Life Insurance Company
     Member American General Financial Group                  Separate Account D
     Annuity Administration
     P.O. Box 1401. Houston TX 77251 - 1401                         WM Advantage
     (800) 277-0914 . (713) 831-3701  fax                        Service Request
     Hearing Impaired: (888) 436-5257

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1.  Contract Identification (Complete Sections 1 & 14 for all requests. Indicate change or request desired below.)

    [_] Check here if address has changed.

    Annuitant: __________________________________________________        Contract #: __________________________________________

    Contract Owner(s): ________________________________________________________________________________________________________

    Address: __________________________________________________________________________________________________________________

    SSN or Tax ID #: ______________________________________________      Phone #: _____________________________________________

2.  Name Change

    [_] Annuitant*    [_] Beneficiary*    [_] Owner(s)*      *Does not change Annuitant, Beneficiary, or Ownership designations.

    From (FIRST, MIDDLE, LAST): _______________________________________________________________________________________________

    To (FIRST, MIDDLE, LAST):__________________________________________________________________________________________________

    Reason:           [_] Marriage     [_]Divorce    [_] Correction    [_] Other         (Attach certified copy of court order)

3.  Beneficiary Change (AGL will not make payments directly to minors.)

    PRIMARY BENEFICIARY:    ___________________________________________________________________________________________________
                            (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

    CONTINGENT BENEFICIARY: ___________________________________________________________________________________________________
                            (INDICATE NAME, TAXPAYER IDENTIFICATION NUMBER (SSN), AND RELATIONSHIP TO ANNUITANT.)

4.  Automatic Additional Purchase Payment Option

    _____  By initialing here, I authorize American General Life to collect $_______(min. $100), starting month/day ___/___/___
    by initiating electronic debit entries against my bank account with the following frequency: [_] Monthly [_] Quarterly
    [_] Semiannually [_] Annually

    Bank Name:______________________________________     Name on Account:______________________________________________________

    Bank Address:___________________________________     Bank Phone:___________________________________________________________

    City_____________________State_____ Zip_________     Type of Account:  [_] Checking*   [_] Savings

    Bank Account# __________________________________     ABA Routing# (obtain from bank):______________________________________

    *If payments are coming from a checking account, enclose a voided check from account. PLEASE DO NOT ENCLOSE A DEPOSIT SLIP.

5.  Dollar Cost Averaging

    Dollar cost average [_]$____________________0R [_] _______________% (whole % only) taken from the Money Market (53)

    Frequency: [_] Monthly      [_] Quarterly    [_] Semiannually    [_] Annually

    Duration:  [_] 12 months    [_] 24 months    [_] 36 months    to be allocated to the following fund(s) as indicated.

    Begin Date:______/______/______/ (Date must be at least 30 days after issue date and must be between the 1ST and the 28TH of the month.)
    If no begin date is elected, dollar cost averaging will begin at the beginning of the next interval from the date of receipt of this form.
    Allocate to the following divisions as indicated. (Use dollars or whole percentages.)

    WM VARIABLE TRUST -- THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

    Strategic Growth Portfolio (186)              _________%      Growth Fund (52)                                    _________%
    Conservative Growth Portfolio (187)           _________%      Mid Cap Stock Fund (55)                             _________%
    Balanced Portfolio (188)                      _________%      Small Cap Stock Fund (59)                           _________%
    Conservative Balance Portfolio (190)          _________%      International Growth Fund (50)                      _________%
    Flexible Income Portfolio (189)               _________%      Short Term Income Fund (58)                         _________%
    Equity Income Fund (184)                      _________%      U.S. Government Securities Fund (54)                _________%
    Growth & Income Fund (56)                     _________%      Income Fund (57)                                    _________%
    Growth Fund of the Northwest (185)            _________%      Money Market Fund (53)                              _________%
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6.   Telephone Transfer Authorization

     I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
     (INITIAL APPROPRIATE BOX(ES) BELOW.)

     [___] Contract Owner(s)

     [___] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract. AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM ADVANTAGE contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

     [_]  CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.

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7.   Transfer of Accumulated Values (A minimum of $500 must be maintained in each division.)

     Indicate division number along with gross dollar or percentages amount (Maintain $ or % consistency.)

     ____from Div.____to Div. _____    ____from Div._____to Div. _____    ____from Div.____to Div. _____
     ____from Div.____to Div. _____    ____from Div._____to Div. _____    ____from Div.____to Div. _____
     ____from Div.____to Div. _____    ____from Div._____to Div. _____    ____from Div.____to Div. _____

8.   Change of Allocation of Future Purchase Payments (Use whole percentages. Total must equal 100%.)

     _________Division to ________%     _________Division to ________%     _________Division to ________%
     _________Division to ________%     _________Division to ________%     _________Division to ________%
     _________Division to ________%     _________Division to ________%     _________Division to ________%

9.   Automatic Rebalancing (Use whole percentages. Total must equal 100%.)

     Must have minimum contract value of $25,000 to initiate.

     [_]ADD          [_]CHANGE to percentages indicated below.
     [_]Quarterly    [_] Semiannually  [ ]Annually (based on contract anniversary)

     WM VARIABLE TRUST---THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

     Equity Income Fund (184)                           _________%        Small Cap Stock Fund (59)                   _________%
     Growth & Income Fund (56)                          _________%        International Growth Fund (50)              _________%
     Growth Fund of the Northwest (185)                 _________%        Short Term Income Fund (58)                 _________%
     Growth Fund (52)                                   _________%        U.S. Government Securities Fund (54)        _________%
     Mid Cap Stock Fund (55)                            _________%        Income Fund (57)                            _________%
     [_] STOP AUTOMATIC REBALANCING.                                      Money Market Fund (53]                      _________%

     NOTE:  THE FIVE PORTFOLIOS ARE NOT AVAILABLE FOR REBALANCING.  Automatic rebalancing will occur only between divisions indicated and will not change allocation of future purchase payments.

10.  Systematic Withdrawal (Also complete Sections 14&15. Minimum withdrawal is $500.)

     Percentages (whole % only).  Must total 100% or dollars must equal specified amount.

     Specified Dollar Amount: $____________________ Frequency: [_] Monthly [_]  Quarterly        [_] Semiannually    [_] Annually
     To Begin on _____/_____/_____ (Date must be between the 5TH and the 24TH of the month and at least 30 days after issue date.)
                  MM    DD    YY
     Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your contract.
     $ or %__________ Div. No.___________    $ or %____________ Div. No.____________      $ or %___________ Div. No._____________
     $ or %__________ Div. No.___________    $ or %____________ Div. No.____________      $ or %___________ Div. No._____________
     $ or %__________ Div. No.___________    $ or %____________ Div. No.____________      $ or %___________ Div. No._____________
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     DELIVERY METHOD: If no method is indicated, checks will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1.
     Check one:   [_] Mail check to owner    [_] Mail check to alternate address (complete section 13)  [_] Deposit funds directly into bank*
     *If you would like to have your systematic withdrawals deposited directly to your checking or savings account, complete the following:

     Bank Name: _____________________________________________   Name on Account: ________________________________________________
     Bank Address: __________________________________________   Bank Phone: _____________________________________________________
     City ___________________ State _____ Zip _______________   Type of Account:  [_] Checking**     [_] Savings
     Bank Account #: ________________________________________   ABA Routing # (obtain from bank): _______________________________
     ** If payments are coming from a checking account, enclose a voided check from account. PLEASE DO NOT ENCLOSE A DEPOSIT SLIP.
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11.  Request for Partial Withdrawal (Also complete Sections 13, 14 & 15. Minimum withdrawal is $500.)

     Amounts requested are to be:  [_]Net   OR  [_]Gross of applicable charges.
     NOTE: IF NO METHOD IS INDICATED, DISTRIBUTIONS WILL BE NET OF ALL APPLICABLE CHARGES.

     $ or %_____________ Div. No.____________    $ or %______________ Div. No.____________   $ or %___________ Div. No._____________
     $ or %_____________ Div. No.____________    $ or %______________ Div. No.____________   $ or %___________ Div. No._____________
     $ or %_____________ Div. No.____________    $ or %______________ Div. No.____________   $ or %___________ Div. No._____________

12.  Request for Full Surrender (Also complete Sections 13, 14 & 15. Minimum withdrawals is $500.)

     [_] Contract is attached.

     [_] I hereby declare that the contract specified above has been lost, destroyed, or misplaced and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against
         AGL on the basis of the contract.

13.  Delivery Instructions

     Check(s) will be made payable to the Contract Owner(s) and mailed to the address listed in Section 1 unless specified otherwise below.
     Check one:  [_]Mail check to owner    [_]Mail check to alternate address

     ____________________________________________________________________ __________________________________________________________
     ALTERNATE INDIVIDUAL OR INSTITUTION                                  ACCOUNT NUMBER (IF APPLICABLE)

     ____________________________________________________________________ __________________________________________________________
     ADDRESS                                                              CITY/STATE/ZIP
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     IF YOU WOULD LIKE TO HAVE THE CHECK SENT OVERNIGHT DELIVERY, AND YOU AGREE TO PAY THE DELIVERY FEE, COMPLETE THE FOLLOWING:
     Manner of Payment:   [_]American Express     [_]Diner's Club     [_]Discover     [_]Mastercard      [_]Visa
     [_] Check here for Saturday Delivery (additional fees may apply).

     ____________________________________________________________________ _________________________________________/________________
     CREDIT CARD HOLDER NAME (NAME MUST BE EXACTLY AS IT APPEARS ON CARD) CREDIT CARD NUMBER                         EXP. DATE

     ____________________________________________________________________ NOTE: OVERNIGHT DELIVERY IS NOT AVAILABLE FOR A P.O. BOX.
     AUTHORIZED SIGNATURE

14.  Notice of Withholding

     The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.
     IF NO ELECTION IS MADE WE ARE REQUIRED TO WITHHOLD FEDERAL INCOME TAX.
     Check one: [_] I do NOT want income tax withheld from this distribution.
                [_] I do want 10% OR _________% income tax withheld from this distribution.

15.  Affirmation/Signature (Complete this section for all requests.)

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     CERTIFICATION: UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT SOCIAL SECURITY (OR
     TAXPAYER IDENTIFICATION) NUMBER; AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406(A)(1)(C) OF THE INTERNAL
     REVENUE CODE. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
     CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
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     X ________________________________________________________________________        _____________________________________________
       SIGNATURE(S) OF OWNER(S)                                                        DATE





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